Exhibit 32.2

Certification of Chief Financial Officer
Pursuant to Section 1350 of Title 18 of the United States Code

Pursuant to Section 1350 of Title 18 of the United States Code, I, Phillip A. Perillo, the Chief Financial Officer of Quotesmith.com, Inc. (the “Company”), hereby certify that:

(1) The Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2004 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly represents, in all material respects, the financial condition and results of operations of the Company.

/s/ PHILLIP A. PERILLO
Name: Phillip A. Perillo
Title: Chief Financial Officer
Date: May 10, 2004

A signed original of this written statement required by Section 906 has been provided to Quotesmith.com, Inc. and will be retained by Quotesmith.com, Inc and furnished to the Securities and Exchange Commission or its staff upon request.

This certification accompanies the report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the Company for purposes of Section 18 of the Exchange Act of 1934, as amended.